Exhibit 99.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of September 19, 2016 (the “Effective Date”), by and between HENNESSY ADVISORS, INC., a California corporation (“Borrower”), Lenders from time to time party to the Agreement (defined below), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent (“Agent”); and has reference to the following facts and circumstances (the “Recitals”):

A.       Borrower, Lenders and Agent executed the Term Loan Agreement dated as of September 17, 2015 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment), pursuant to which Borrower executed and delivered to each Lender a Term Loan Promissory Note dated September 17, 2015.

B.       Borrower, Lenders and Agent agreed to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.       Recitals. The Recitals are true and correct, and, together with the defined terms set forth therein, are incorporated herein by this reference.

2.       Amendment to Agreement. As of the Effective Date, the Agreement is amended as follows:

(a)       The following definitions are added to Section 1.01 of the Agreement (in the correct alphabetical order):

Westport Advisers Acquisition shall mean the Acquisition by Borrower of the Purchased Assets (as defined therein) of Westport Advisers, LLC (“Seller”) as described in the Transaction Agreement dated as of May 2, 2016, executed by Seller and Borrower (the “Westport Advisers Agreement”).

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

Write-Down and Conversion Powers shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)       Sub-section (d) of the definition of Defaulting Lender (prior to the proviso at the end of sub-section (d)) in Section 1.01 of the Agreement is deleted and replaced with the following:

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Governmental Authority acting in such a capacity, or (iii) become the subject of a Bail-in Action;

(c)       Section 5.01(o)(ii) of the Agreement is deleted and replaced with the following:

(ii)       Maximum Consolidated Debt to Consolidated EBITDA Ratio. Borrower will have a Consolidated Debt to Consolidated EBITDA Ratio of not more than the following, measured as of the last day of the fiscal quarter ending September 30, 2016, and as of the last day of each fiscal quarter thereafter:

Fiscal quarters ending:	Maximum Consolidated Debt to Consolidated EBITDA Ratio:

9/30/16	2.50 to 1.00

12/31/16 - 3/31/17	2.00 to 1.00

6/30/17 – 3/31/18	1.75 to 1.00

6/30/18 and thereafter	1.50 to 1.00

(d)       The following is added to the end of Section 5.02(l):

Notwithstanding anything to the contrary in this Agreement, Borrower may consummate the Westport Advisers Acquisition as long as (1) no Default or Event of Default has occurred and is outstanding, (2) Borrower provides Agent with evidence reasonably acceptable to Agent that the conditions described in Section 5.02(l)(i), 5.02(l)(ii), 5.02(l)(iii) and 5.02(l)(iv) have been complied with and (3) the Purchase Price (as defined in the Westport Advisers Agreement) does not exceed $11,300,000. The Westport Advisers Acquisition shall be disregarded with respect to future Acquisitions for purposes of clauses (vi) and (vii) above.

(e)       The following shall be added to the Agreement as Section 8.25:

8.25       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Transaction Document or in any other agreement, arrangement or understanding among Borrower, Lenders and Agent, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(f)       Schedule 4.22 (Hennessy Advisory Agreements) is deleted and replaced with Schedule 4.22 attached hereto and incorporated by reference.

3.       Costs and Expenses. Borrower hereby agrees to reimburse Agent upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower’s existing credit facilities with Lender. Borrower further agrees to pay or reimburse Agent and Lenders: (a) for any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of any of the Transaction Documents; and (b) for the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this Section 3 shall survive the payment of the Borrower’s Obligations and the termination of the Agreement.

4.       References to the Agreement. All references in the Agreement to “this Agreement”, “the Agreement” and any other references of similar import shall henceforth mean the Agreement as amended by this Amendment.

5.       Full Force and Effect. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement and the other Transaction Documents shall be and remain in full force and effect and the same are hereby ratified and confirmed.

6.       Benefit. The Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Agent and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement and the other Transaction Documents as amended by this Amendment.

7.       Representations and Warranties. Borrower hereby represents and warrants to Lenders and Agent that:

(a)       the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action on the part of Borrower and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b)       the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or the Second Amended and Restated Bylaws of Borrower, any applicable Laws, order, writ, judgment or decree of any court or Governmental Authority or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

(c)       this Amendment has been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar Laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)       all of the representations and warranties made by Borrower in the Agreement and in the other Transaction Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true or correct in all material respects on and as of such earlier date;

(e)       no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing; and

(f)       there has been no change in the financial condition or results of operations of Borrower since September 30, 2015 which had a Material Adverse Effect.

8.       Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

9.       Missouri Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

10.       Notice Required by Section 432.047 R.S. Mo. ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

11.       Conditions Precedent. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Agent shall have received the following, all in form and substance reasonably acceptable to Agent:

(a)       this Amendment, duly executed by Borrower;

(b)       the Certificate of Secretary (with the form of a Unanimous Written Consent Action of the Board of Directors attached thereto), duly certified by the Secretary of Borrower;

(c)       the certification by Borrower that all conditions precedent to the consummation of the Westport Advisers Acquisition have occurred, except for the payment of the Purchase Price (as defined in the Westport Advisers Agreement);

(d)       a current certificate of good standing for Borrower, issued by the California Secretary of State (or other evidence of good standing acceptable to Lender); and

(e)       such other documents and information as reasonably requested by Lender.

Borrower, Lenders and Agent executed this Amendment as of the Effective Date.

SIGNATURE PAGE-

FIRST AMENDMENT TO TERM LOAN AGREEMENT

Borrower:

HENNESSY ADVISORS, INC.

By:	/s/ Neil J. Hennessy
Name:	Neil J. Hennessy
Title:	President and Chief Executive Officer

Agent and Lenders:

U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Karen D. Myers
Name:	Karen D. Myers
Title:	Senior Vice President

CALIFORNIA BANK & TRUST, as Lender

By:	/s/ James Lee
Name:	James Lee
Title:	Senior Vice President

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